Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

by and among

CENTERSTATE BANKS OF FLORIDA, INC.

CENTERSTATE BANK MID FLORIDA

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

and

ATLANTIC SOUTHERN BANK

Dated as of August 10, 2007

- i -

- ii -

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of the 10th day of August 2007, by and among ATLANTIC SOUTHERN FINANCIAL GROUP, INC., a Georgia corporation (“ASFG”), ATLANTIC SOUTHERN BANK, a Georgia state bank and wholly-owned subsidiary of ASFG (“ASB”), CENTERSTATE BANKS OF FLORIDA, INC., a Florida corporation (“CSB”) and CENTERSTATE BANK MID FLORIDA, a Florida state bank and wholly-owned subsidiary of CSB (“Target”).

WITNESSETH:

WHEREAS, ASB is a Georgia state bank with its principal offices in Macon, Georgia, and is a wholly-owned subsidiary of ASFG;

WHEREAS, the Target is a Florida state bank located in Lake County, Florida and is a wholly-owned subsidiary of CSB;

WHEREAS, the respective Boards of Directors of ASFG, ASB, CSB and the Target are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders; and

WHEREAS, this Agreement provides for the merger of Target with and into ASB (the “Merger”), with ASB being the surviving bank (as a Georgia state bank);

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties, intending to be legally bound, undertake, promise, covenant and agree with each other as follows:

ARTICLE I.

TRANSACTION

Section 1.01 Merger. Subject to the terms and conditions of this Agreement, Target shall be merged with and into ASB with the effect provided in Section 7-1-536 of the Financial Institutions Code of Georgia (“FICG”) and Section 658.2953 of the Financial Institutions Code of Florida. ASB shall be the Surviving Entity resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of CSB, Target, Atlantic Southern and ASB.

Section 1.02 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of Georgia and the Secretary of State of Florida (the “Effective Time”). At the Effective Time, the separate corporate existence of Target shall cease, and ASB shall continue as the Surviving Entity.

ARTICLE II.

TERMS OF MERGER

Section 2.01 Articles of Incorporation. The Articles of Incorporation of ASB in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Entity until otherwise duly amended or repealed.

Section 2.02 Bylaws. The Bylaws of ASB in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Entity until duly amended or repealed.

Section 2.03 Merger Consideration. As consideration for the Merger, ASB shall pay CSB in immediately available funds, an amount equal to the sum of $1,000,000, less the Deposit received by CSB pursuant to Section 4.04, plus an amount equal to the aggregate capital accounts (the “Merger Consideration”) at the Closing. All Target capital accounts shall be disclosed in Section 2.03 of the Target Disclosure Memorandum.

Section 2.04 Closing and Closing Date. Following the receipt of all necessary regulatory, corporate and other approvals necessary for the consummation of the transactions contemplated in this Agreement (as required by Section 3.03, Section 3.05 and Section 4.03 of this Agreement) and the expiration of any mandatory waiting periods, the Merger provided for in this Agreement shall be consummated at a closing (the “Closing”) to be held on November 30, 2007 (the “Closing Date”).

ARTICLE III.

CONDITIONS PRECEDENT TO OBLIGATIONS OF ASFG AND ASB

All obligations of ASFG and ASB are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by ASFG or ASB.

Section 3.01 Compliance with Representations Warranties and Agreements. All representations and warranties made by CSB and the Target in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing. CSB and the Target shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by CSB and the Target prior to or at the Closing.

Section 3.02 Proceedings and Documents. All actions, proceedings, instruments and documents required to effectuate this Agreement or incidental hereto shall be satisfactory in substance and form to ASFG and ASB, and ASB shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request, including certified copies of all resolutions authorizing this Agreement and the transactions contemplated herein.

Section 3.03 Governmental and Regulatory Approvals. ASB and ASFG, on the one hand, and CSB and the Target, on the other hand, shall have obtained all governmental and regulatory approvals and consents necessary for the consummation of the Merger and the Related Transactions described in this Agreement. Such approvals include, without limitation, the approval of (i) the Board of Governors of the Federal Reserve System (the “Federal Reserve”), (ii) the FDIC, and (iii) the Georgia Department of Banking and Finance (the “GDBF”). No such approval or consent shall be conditioned or restricted in a manner which in the reasonable judgment of ASB or ASFG would unduly impair or restrict the operations of the Target, ASB or ASFG following the Closing or render consummation of the Merger and the Related Transactions unduly burdensome; provided that ASB and ASFG have used their reasonable efforts (it being understood that such reasonable efforts shall not include the threatening or commencement of any litigation) to cause such conditions or restrictions to be removed or modified as appropriate.

Section 3.04 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or the transactions contemplated hereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of ASB or the Target, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or the transactions contemplated hereby, or (d) if this Agreement or the transactions contemplated hereby are consummated, subject ASFG, ASB or any officer, director, shareholder or employee of ASFG or ASB to criminal or civil liability. No action or proceeding before any court or governmental authority shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (d) above.

Section 3.05 Related Transactions. Prior to the Closing, CenterState Bank West Florida (“CBWF”) will acquire all of the assets and all of the banking offices of the Target, except for the main office of the Target (the “Main Office”) and the amount of deposits required by the FDIC to maintain the required depository insurance (which deposits ASB will cause to be placed in Target prior to the Closing). Immediately subsequent to the Closing, ASB will transfer the Main Office to CBWF. ASB will have received, prior to the Effective Time, permission from the FDIC and the GBDF to establish a branch in the state of Florida at a location to be determined by ASB, which branch will open for business as of the Effective Time. The transactions described in this Section 3.05 are the “Related Transactions.”

Section 3.06 Retained Assets; No Deposits or Other Liabilities. The assets of the Target immediately subsequent to the Closing Date and upon consummation of the ASB Main Office transfer to CBWF, shall consist of the Target’s charter, articles, bylaws, and cash equal to the capital accounts of the Target and to the amount of deposits required by the FDIC to maintain the required depository insurance (the “Retained Assets”). On the Closing Date, the Target shall have no deposits or other liabilities outside of the deposits required by the FDIC to maintain the required depository insurance. The parties agree that the Retained Assets shall not include any rights to the name “CenterState Banks” or any variation thereof.

Section 3.07 Third Party Consents. The Target shall receive all third party consents that may be necessary to consummate the Merger, effect the Related Transactions and transfer the contracts, leases, assets and obligations to CBWF.

Section 3.08 Actions to be Taken at the Closing by the CSB and the Target. At the Closing, CSB and the Target shall execute and acknowledge (as appropriate) and deliver to ASB and ASFG such documents and certificates necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to ASB’s obligations to consummate hereunder):

A. A certificate, dated as of the Closing Date, executed by the appropriate officers of each of CSB and the Target, pursuant to which CSB and the Target shall certify that (i) all of the representations and warranties made by CSB and the Target in this Agreement are true and correct in all material respects on and as of the Closing Date as if made on such date and (ii) CSB and the Target has performed and is in compliance in all materials respects with all of CSB’s and the Target’s covenants and agreements contained herein.

B. A certificate, dated as of the Closing Date, duly executed by the Secretary or an Assistant Secretary of CSB and Target, acting solely in his or her capacity as an officer of CSB or the Target, as applicable, pursuant to which CSB and the Target shall certify (i) the due adoption by the Board of Directors of each of CSB and the Target of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers of CSB and the Target duly authorized to act on their behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby, and the taking of all actions contemplated hereby and thereby on behalf of CSB and the Target; and (iii) that the copy of the Bylaws of each of CSB and the Target attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

C. True, correct and complete copies of the Articles of Incorporation and other charter documents of the Target and all amendments thereto, duly certified as of a recent date by the Florida Secretary of State.

D. A Certificate of good standing for the Target, dated as of a recent date, issued by the Florida Secretary of State duly certifying to the good standing of the Target in the State of Florida.

E. The written resignation of all executive officers and directors of the Target. Effective as of the Closing, and the employment of all employees of the Target shall be terminated by the Target or CSB.

F. The written consent action of the sole shareholder of Target approving the Merger.

G. All other documents required to be delivered to ASFG and ASB by CSB and the Target under the provisions of this Agreement and all other documents, certificates and instruments as are reasonably required by ASFG and ASB.

Section 3.09 Further Assurances. At any time and from time to time after the Closing, at the request of any party to this Agreement and without further consideration, any party so requested shall execute and deliver such other instruments and take such other actions as the requesting party may reasonably deem necessary or desirable in order to effect the transactions contemplated hereby.

ARTICLE V.

CONDITIONS PRECEDENT TO OBLIGATIONS OF CSB AND THE TARGET

All obligations of CSB and the Target under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by CSB and the Target:

Section 4.01 Compliance with Representations, Warranties and Agreements. All representations and warranties made by ASFG and ASB in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing. ASFG and ASB shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by ASFG or ASB prior to or at the Closing.

Section 4.02 Proceedings and Documents. All actions, proceedings, instruments and documents required to effectuate this Agreement or incidental hereto shall be reasonably satisfactory in substance and form to CSB and Target, and CSB and Target shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request, including certified copies of all resolutions authorizing this Agreement and the transactions contemplated herein.

Section 4.03 Governmental and Regulatory Approvals. ASFG and ASB on one hand, and CSB and the Target on the other hand, shall have obtained all governmental and regulatory approvals and consents necessary for the consummation of the Merger and the Related Transactions described in this Agreement and Target’s payment of a special dividend to CSB immediately prior to the Closing. Such approvals include, without limitation, the approval of (i) the Federal Reserve, (ii) the FDIC, and (iii) the GDBF. No such approval or consent shall be conditioned or restricted in a manner which in the reasonable judgment of Target or CSB would unduly impair or restrict the operations of ASB following the Closing or render consummation of the Merger and the Related Transactions unduly burdensome; provided that Target and CSB have used their reasonable efforts (it being understood that such reasonable efforts shall not include the threatening or commencement of any litigation) to cause such conditions or restrictions to be removed or modified as appropriate.

Section 4.04 Definitive Agreement Deposit. Upon execution of this Agreement, ASB shall pay to CSB, in immediately available funds, the sum of $100,000 (the “Deposit”). Such payment will be reduced from the Merger Consideration set forth in Section 2.03 provided the Merger is consummated. If the Merger is not consummated, such payment shall be nonrefundable unless (i) ASB is ready and able to consummate the Merger, and CSB or the Target fail to consummate the Merger or effect the Related Transactions described in Section 3.05, or (ii) ASB is unable to acquire all necessary regulatory approvals or may acquire said approvals only upon a condition or conditions contemplated by the last sentence of Section 4.03 of this Agreement.

Section 4.05 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or the transactions contemplated hereby illegal, invalid or unenforceable, (b) impose material limits in the ability of any party to this Agreement to consummate the Agreement or the transactions contemplated hereby, or (c) if this Agreement or the transactions contemplated hereby are consummated, subject CSB, the Target or any officer, director, shareholder or employee of CSB or the Target to criminal or civil liability. No action or proceeding before any court or governmental authority shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.

Section 4.06 Related Transactions. Prior to the Closing, CBWF will acquire all of the assets and all of the banking offices of the Target, except for the Main Office and the amount of deposits required by the FDIC to maintain the required depository insurance. Immediately subsequent to the Closing, ASB will transfer the Main Office to CBWF. ASB will have received, prior to the Effective Time, permission from the FDIC and the GBDF to establish a branch in the state of Florida at a location to be determined by ASB, which branch will open for business as of the Effective Time.

Section 4.07 Third Party Consents. The Target shall receive all third party consents that may be necessary to consummate the Merger and necessary for Target to transfer its contracts, leases, assets and obligations to CSB.

Section 4.08 Actions to be Taken at the Closing by ASFG and ASB. At the Closing, ASB and ASFG shall deliver to the Target the following:

A. Merger Consideration paid by one or more wire transfers.

B. A certificate, dated as of the Closing Date, executed by the appropriate officers of ASB and ASFG, pursuant to which ASB and ASFG shall certify that (i) all of the representations and warranties made by ASFG and ASB in this Agreement are true and correct in all material respects on and as of the Closing Date as if made on such date, and (ii) ASB and ASFG have performed and are in compliance in all material respects with all of ASB’s covenants and agreements contained herein.

C. A certificate, dated as of the Closing Date, duly executed by the Secretary or Assistant Secretary of ASB and ASFG, acting solely in his or her capacity as an officer of ASB and ASFG pursuant to which ASB and ASFG will certify (i) the due adoption by the Board of Directors of ASB and ASFG of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, and the taking of all actions contemplated hereby and thereby; and (ii) the incumbency and true signatures of those officers of ASFG and ASB duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby, and the taking of all actions contemplated hereby and thereby on behalf of ASFG and ASB.

D. All other documents required to be delivered to CSB and the Target by ASFG and ASB under the provisions of this Agreement and all other documents, certificates and instruments as are reasonably required by CSB and the Target.

Section 4.09 Further Assurances. At any time and from time to time after the Closing, at the request of any party to this Agreement and without further consideration, any party so requested shall execute and deliver such other instruments and take such other actions as the requesting party may reasonably deem necessary or desirable in order to effect the transactions contemplated hereby.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF CSB AND THE TARGET

CSB and the Target, jointly and severally, hereby make the following representations, warranties and covenants to ASFG and ASB on behalf of itself as of the date of this Agreement and as of the Closing Date.

Section 5.01 Ownership of the Shares. As of the Closing Date, the Shares, as defined in Section 5.06, will constitute 100% of the issued and outstanding capital stock of the Target and CSB will own all of the Shares and will be the sole and lawful record and beneficial owner of the Shares. The Shares are duly and validly issued and outstanding and are fully paid and nonassessable under Florida law.

Section 5.02 Organization and Qualification of CSB. CSB is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida. CSB has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to carry out its obligations under this Agreement.

Section 5.03 Organization and Qualification of the Target. Target is a Florida state bank, duly organized, validly existing and in good standing under the laws of the State of Florida, and all rules and regulations applicable to Florida state banks. The Target has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to conduct the business of banking, to accept deposits, makes loans, open and operate bank branches and otherwise conduct banking operations, to own, lease and operate its properties and assets as reasonably required to conduct such banking operations. At the Effective Time, the Target will merge with and into ASB.

Section 5.04 Authority and Enforceability. Each of CSB and the Target has full legal capacity and authority to execute, deliver and perform this Agreement and (provided the required regulatory approvals are obtained) to consummate the Related Transactions and the other transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of CSB and the Target, enforceable against CSB and the Target in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 5.05 No Breach of Contract. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger and Related Transactions contemplated hereby, nor the fulfillment of the terms hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the articles of incorporation or articles of association, as applicable, or bylaws of CSB or the Target or of any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which either of CSB or the Target is a party or by which any of the properties of CSB or the Target may be bound or affected, and does not cause any lien, charge or other encumbrance to be created or imposed upon any such properties by reason thereof.

Section 5.06 Bank Capitalization. The entire authorized capital stock of the Target consists solely of 2,000,000 shares of common stock, par value $5.00 per share, 1,000,050 of which are issued and outstanding (the “Shares”). There are no (i) other outstanding equity securities of any kind or character, (ii) outstanding subscriptions, rights to subscribe to, options, convertible securities, rights, warrants, calls, understandings or other agreements or commitments of any kind issued or granted by, or binding upon, the Target to (A) purchase or otherwise acquire any security of or equity interest in the Target or (B) issue any shares of, restricting the transfer of or otherwise relating to shares of the Target’s capital stock. All of the Shares have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the securities laws of the United States or any other applicable jurisdiction or in violation of the preemptive rights of any person.

Section 5.07 No Consents Necessary. Except for such consents and approvals as ASFG and ASB, on the one hand, and CSB and the Target, on the other hand, shall attempt to obtain as described in Section 3.03, Section 3.05, and Section 4.03 of this Agreement, no consent, approval or order of any governmental or administrative board or body is required for the execution and delivery by CSB and the Target of this Agreement and the delivery of the certificates representing the Shares and the consummation of the Merger, the Related Transactions, and other transactions contemplated this Agreement.

Section 5.08 No Liabilities or Litigation. As of the Closing Date, the Target will not be subject to any liabilities (except for deposit liabilities contemplated by the last sentence of Section 3.05), litigation or, to the knowledge of CSB and the Target, pending litigation.

Section 5.09 Approvals. As of the date hereof, CSB and the Target are not aware of any reason why all of the necessary consents, approvals, permits or other authorizations required to permit the consummation of the Merger contemplated by the Agreement will not be received.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF ASFG AND ASB

Section 6.01 Organization and Qualification of ASFG. ASFG is a Georgia corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. ASFG has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to carry out its obligations under this Agreement.

Section 6.02 Organization and Qualification of ASB. ASB is a state bank, duly organized, validly existing and in good standing under the laws of the State of Georgia. ASB has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to carry out its obligations under this Agreement.

Section 6.03 Authority and Enforceability. Each of ASFG and ASB has full legal capacity and authority to execute, deliver and perform this Agreement and (provided the required regulatory approvals are required) to consummate the Related Transactions and the other transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of ASFG and ASB, enforceable against ASFG and ASB in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 6.04 No Breach of Contract. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Related Transactions or any other transactions contemplated hereby, nor the fulfillment of the terms thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the articles of incorporation or bylaws of ASFG or ASB or of any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which ASFG or ASB is a party or by which any of the properties of ASFG or ASB may be bound or affected, and does not cause any lien, charge or other encumbrance to be created or imposed upon any such properties by reason thereof.

Section 6.05 No Consents Necessary. Except for such consents and approvals as ASFG and ASB, on the one hand, and CSB and the Target, on the other hand, shall attempt to obtain as described in Section 3.03, Section 3.05 and Section 4.03 of this Agreement, no consent, approval or order of any governmental or administrative board or body is required for the execution and delivery by ASB of this Agreement and the payment of the Merger Consideration.

Section 6.06 Capital and Approvals. ASB has, or will have as of the Closing Date, sufficient capital to complete the Merger and to establish a branch in Florida. As of the date hereof, ASFG and ASB are not aware of any reason why all of the necessary consents, approvals, permits or other authorizations will not be received in order to permit the consummation of the Merger contemplated by this Agreement.

ARTICLE VII.

OBLIGATIONS AND COVENANTS OF CSB AND THE TARGET

CSB and the Target, jointly and severally, hereby covenant as set forth in this ARTICLE VII.

Section 7.01 Best Efforts. Each of CSB and the Target shall file or cause to be filed, within thirty (30) calendar days of the date of this Agreement, all necessary applications to obtain any necessary governmental or regulatory approvals for the transactions described in Section 3.05 of the Agreement, shall promptly respond to all requests for additional information requested in connection with such applications, shall use its best efforts to obtain such approvals in a timely manner, and shall perform or cause to be satisfied each covenant or condition specified in this Agreement. Each of CSB and the Target shall keep ASB reasonably informed as to the status of such applications and filings. Each of CSB and the Target shall promptly furnish ASB and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested.

Section 7.02 Confidentiality. Each of CSB and the Target shall hold in confidence all information furnished to CSB and the Target by ASB and ASFG, except as disclosure may be necessary to obtain any governmental or regulatory approvals of the transactions described in this Agreement or as otherwise required by law. In the event this Agreement is terminated, any and all copies of the books and records of ASFG and ASB received by CSB and the Target shall be returned to ASFG and ASB.

Section 7.03 Untrue Representations. CSB and the Target shall promptly notify ASB in writing if CSB or the Target becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty made in this Agreement or that results in CSB or the Target’s failure to comply with any covenant, condition or agreement contained in this Agreement.

ARTICLE VIII.

OBLIGATIONS AND COVENANTS OF ASFG AND ASB

ASFG and ASB hereby covenants as set forth in this ARTICLE VIII:

Section 8.01 Best Efforts. ASFG and ASB shall file or cause to be filed, within thirty (30) calendar days of the date of this Agreement, all necessary applications to obtain any necessary governmental or regulatory approvals for the Merger and the Related Transactions described in this Agreement, shall promptly respond to all requests for additional information requested in connection with such applications, shall use its best efforts to obtain such approvals in a timely manner, and shall perform or cause to be satisfied each covenant or condition specified in this Agreement to be performed or satisfied by ASFG and ASB. ASFG and ASB shall keep CSB and the Target reasonably informed as to the status of such application and filings. ASFG and ASB shall promptly furnish CSB and the Target and its counsel with copies of all such regulatory filings and copies of all correspondence for which confidential treatment has not been requested. ASB shall use its best efforts to apply with the appropriate regulators for the approval necessary to establish a branch office at a location in Florida designated by ASB and acceptable to the FDIC and the GDBF, and transfer the Main Office to CBWF pursuant to Section 3.05.

Section 8.02 Confidentiality. ASFG and ASB shall hold in confidence all information furnished to ASFG and ASB by CSB and the Target, except as disclosure may be necessary to obtain any governmental or regulatory approvals of the transactions described in this Agreement. In the event this Agreement is terminated, any and all copies of the books and records of CSB and the Target received by ASFG and ASB shall be returned to the Target.

Section 8.03 Untrue Representations. ASFG and ASB shall promptly notify the Target in writing if ASFG or ASB becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty made in this Agreement or that results in ASFG’s or ASB’s failure to comply with any covenant, condition or agreement contained in this Agreement.

Section 8.04 Operating Name. ASB and ASFG shall not operate any office of ASFG or ASB, or any de novo branch established by it in Florida, under any name associated with CSB or the Target.

Section 8.05 Employee Non-Solicitation. Neither ASB nor ASFG shall solicit for employment, recruit or hire any individual who was an employee of CSB or the Target on the Closing for a period of two years following the Closing; provided, however, that notwithstanding the foregoing, ASB and ASFG may employ any person who makes an unsolicited approach to ASB or ASFG regarding employment or any person who responds to ASB or ASFG’s general solicitations in the ordinary course of business and consistent with past practice.

ARTICLE IX.

SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENT

AND OBLIGATIONS; INDEMNIFICATION

Section 9.01 Survival. The representations, warranties, obligations, covenants, indemnities and agreements of CSB and the Target, on the one hand, and ASFG and ASB, on the other hand, contained in this Agreement shall not survive the Closing Date, except that the covenants to be performed after the Closing Date, including without limitation the indemnification rights and obligations of Sections 9.02, 9.03 and 9.04, shall survive the Closing.

Section 9.02 Indemnification by CSB and the Target. CSB and the Target, jointly and severally, agree, effective as of the Closing and thereafter, to pay, and to indemnify, save, defend and hold harmless ASFG and ASB and each of its officers, directors, shareholders and representatives and their respective heirs, successors and assigns (collectively, “Insiders”), from and against, and shall reimburse ASFG and ASB and its Insiders with respect to, any and all damages, liabilities, losses, obligations, actions, suits, disbursements, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs (including, without limitation, reasonable attorneys’ and expert witness’ fees, costs of investigation and court costs) of every kind (collectively, “Losses”), imposed on, incurred by or asserted against ASFG and ASB or its Insiders (or any of them) in any way relating to or arising from or out of:

A. any legal, quasi-legal or administrative proceedings of any nature or kind involving CSB, the Target, ASB, ASFG or any of their respective affiliates based on (i) actions or omissions of CSB, the Target, CBWF or any of their respective affiliates occurring prior to the Closing Date (other than proceedings covered under 8.03A), or (ii) circumstances existing as of the Closing Date and relating to CSB, the Target, any of their affiliates, or any of their respective businesses or Properties;

B. a material breach of any covenant of CSB or the Target or the failure of CSB or the Target to perform any material agreement, covenant or obligation of CSB or the Target contained in this Agreement or in any other agreement or document executed pursuant to this Agreement; and

C. any debt, obligation or other liability (except for deposit liabilities acquired by ASB in the Merger) of the Target in existence on or prior to the Closing Date or arising out of or based upon an event or circumstance occurring on or prior to the Closing Date.

For purposes of this Section 9.02: “Property” means (i) any property owned, leased, or operated by the Party in question or by any of its subsidiaries or in which such Party or subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property and (ii) any facility or property in which the Party in question or any of its subsidiaries participates in the management.

Section 9.03 Indemnification by ASFG and ASB. ASFG and ASB hereby agree, effective as of the Closing, to pay, and to indemnify, save, defend and hold harmless CSB, the Target and each of its Insiders from and against, and shall reimburse CSB, the Target and its Insiders with respect to, any and all Losses imposed on, incurred by or asserted against CSB, the Target or its Insiders (or any of them) in any way relating to or arising from or out of:

A. any legal, quasi-legal or administrative proceedings of any nature or kind involving CSB, the Target, ASB, ASFG, or any of their respective affiliates based on (i) actions or omissions of ASB, ASFG or any of their respective affiliates occurring prior to the Closing Date (other than proceedings covered under Section 9.02A), or (ii) circumstances existing before the Closing Date and relating to ASB, ASFG, or any of their respective affiliates; or any such proceedings involving CSB, the Target, or ASB based on actions or omissions of ASFG or ASB or its affiliates occurring after the Closing Date or circumstances arising after the Closing Date; and

B. a material breach of any covenant of ASFG or ASB or the failure of ASFG or ASB to perform any material agreement, covenant or obligation of ASFG or ASB contained in this Agreement or in any other agreement or document executed pursuant to this Agreement.

Section 9.04 Control of Litigation.

A. Promptly, or in any event within ten (10) calendar days (in the case of service of legal process) or within thirty (30) calendar days (in the case of any other claim), following receipt by any party to be indemnified under the provisions of this ARTICLE IX (the “Indemnitee”) of notice of any action, suit, proceeding, claim, demand or assessment (each, an “Action”) against the Indemnitee that might give rise to a claim pursuant to Section 9.01, Section 9.02 or Section 9.03, the Indemnitee shall give written notice thereof to the party or parties obligated to provide such indemnification under the provisions of this ARTICLE IX (collectively, the “Indemnitor”) indicating the nature of such claim, the basis therefore and the estimated amount thereof. Failure to give any notice provided hereunder shall in no way be deemed a forfeiture of any Indemnitee’s rights to be indemnified hereunder; provided, however, if the Indemnitor shall have been prejudiced in any material respect by such failure so to notify the Indemnitor, the Indemnitor shall have the right to set off against any amounts payable or that become payable by the Indemnitor under this Agreement the amount by which the Indemnitor has been damaged (as finally determined by a court of competent jurisdiction) as a result of the failure so to notify the Indemnitor. A claim for indemnity may, at the option of the Indemnitee, be asserted as soon as any claim has been asserted by a third party in writing, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred.

B. At any time after the Indemnitee gives notice to the Indemnitor of a claim being made against the Indemnitee for which a claim for indemnity is being asserted, to the extent that such claim is not being defended by any third party under the terms of any applicable insurance policy or policies, the Indemnitee shall permit the Indemnitor, at the option and expense of the Indemnitor, to assume the defense of such Action with authority to conduct such defense and to settle or otherwise dispose of the same (except as hereinafter provided), and the Indemnitee will reasonably cooperate in such defense. In order to assume such defense, (i) Indemnitor must notify Indemnitee in writing of its election to do so within ten (10) calendar days following receipt of notice of the Action from Indemnitee–in the event that Indemnitor does not so notify Indemnitee within such ten (10) calendar day period, Indemnitor shall be deemed to have elected not to assume such defense; and (ii) Indemnitor must provide Indemnitee with evidence reasonably acceptable to Indemnitee that Indemnitor will have the financial resources to defend against such Action and fulfill its indemnification obligations hereunder. After notice to the Indemnitee of the Indemnitor’s election to assume the defense of such Action as provided above, the Indemnitor shall be liable to the Indemnitee for such legal or other expenses subsequently incurred at the request of the Indemnitor by the Indemnitee in connection with the defense thereof.

C. The Indemnitor will not, in defense of any such Action, except with the consent of the Indemnitee, consent to the entry of any judgment or enter into any settlement that (i) does not include, as an unconditional term thereof, the release by claimant or plaintiff of Indemnitee from all claims and/or liability in respect thereof, or (ii) involves an injunction or other equitable relief, unless Indemnitor satisfies all such liabilities in full contemporaneously with the entry of such judgment or settlement.

D. As to those Actions with respect to which the Indemnitor elects to assume control of the defense, the Indemnitor will afford the Indemnitee an opportunity to participate in such defense, at the Indemnitee’s own cost and expense and the Indemnitor agrees to reasonably cooperate in such defense.

E. As to those Actions with respect to which the Indemnitor does not elect to assume control of the defense, (i) the Indemnitee will afford the Indemnitor an opportunity to participate in such defense, at the Indemnitor’s own cost and expense; (ii) the Indemnitee will not settle or otherwise dispose of any of the same without the consent of the Indemnitor, which consent will not be unreasonably withheld; and (iii) the Indemnitor agrees to reasonably cooperate in such defense.

F. The Indemnitor shall make payments to the Indemnitee, pursuant to the provisions hereof, with respect to Actions of third parties as follows: with respect to out-of-pocket expenses of the Indemnitee, on demand as incurred, and, with respect to amounts and fees owed to third parties, to the extent not paid directly to such third parties by the Indemnitor, on demand at the time of payment by the Indemnitee to such third party.

(i) Payments for amounts due the Indemnitee or its Insiders hereunder shall be paid by either cash or cashier’s check.

ARTICLE X.

TERMINATION AND ABANDONMENT

Section 10.01 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to or at the Closing as follows, and in no other manner:

A. By the mutual consent of ASB and the Target.

B. By either the Target or ASB after November 30, 2007; except that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

C. By either ASB or the Target if any of the transactions contemplated by this Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

D. By ASB or Target if either reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not ever be obtained, will not be obtained by a date that would enable the parties to close the transactions contemplated hereby on November 30, 2007, or will be obtained only upon a condition or conditions as described in the last sentence of Section 3.03 or 4.03, as appropriate.

E. By ASB, if CSB or the Target fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of thirty (30) calendar days after written notice from ASB, or if any of the representations or warranties of CSB or the Target contained in this Agreement or in any other agreement contemplated hereby shall be inaccurate in any material respect.

F. By the Target, if ASFG or ASB fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of thirty (30) calendar days after written notice from the Target, or if any of the representations or warranties of ASFG or ASB contained herein or therein shall be inaccurate in any material respect.

G. By the Board of Directors of either party in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or waived by the date specified in Section 10.01B, provided that the failure to consummate the Merger is not caused by the party electing to terminated pursuant to this Section 10.01G.

Section 10.02 Notice of Termination. The power of termination provided for by Section 10.01 hereof may be exercised only by a notice given in writing, as provided in Section 11.01 of this Agreement.

Section 10.03 Effect of Termination. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, and taking into account the provisions set forth in Section 4.04 hereof, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 10.01 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement.

ARTICLE XI.

MISCELLANEOUS

Section 11.01 Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 11.01. All communications must be in writing and addressed as follows:

IF TO CSB OR THE TARGET:

Mr. Ernest S. Pinner

CenterState Banks of Florida, Inc.

1101 First Street South

Suite 202

Winter Haven, Florida 33880

Telecopy: (863) 297-8152

WITH A COPY TO:

Smith Mackinnon, PA

Attn: John P. Greeley, Esq.

225 South Orange Avenue

Suite 800

Orlando, Florida 32801

Telecopy: (407) 843-2448

IF TO ASFG OR ASB:

Mr. Mark A. Stevens

President and Chief Executive Officer

Atlantic Southern Bank

4077 Forsyth Road

Macon, Georgia 31210

Telecopy: (478) 757-8181

WITH A COPY TO:

Powell Goldstein LLP

Attn: Beth Lanier, Esq.

1201 West Peachtree Street

14th Floor

Atlanta, Georgia 30309

Telecopy: (404) 572-6999

Section 11.02 Entire Agreement. This Agreement is part of a series of integrated transactions between the parties hereto. This Agreement shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

Section 11.03 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF GEORGIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. EXCLUSIVE VENUE FOR DISPUTES ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE IN THE FEDERAL COURTS SITUATED IN BIBB COUNTY, GEORGIA.

Section 11.04 Severability. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

Section 11.05 Attorneys’ Fees and Costs. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

Section 11.06 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

Section 11.07 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 11.08 Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense.

Section 11.09 Commissions. Except for the fee payable to Burke Capital Group, LLC, CSB, the Target, ASFG and ASB agree and represent to each other that no commission are due to any broker or any other person relating to the transactions that are the subject of this Agreement or due as a result of its actions with respect to this transaction. Each party hereto agrees to indemnify and hold harmless the other parties hereto from any claims that a commission is due.

Section 11.10 Binding Agreement, No Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and assigns. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, provided, that ASB may assign its rights under this Agreement to an affiliate or subsidiary.

Section 11.11 Time Is Of The Essence. With regard to all dates and time periods set forth or referred to in the Agreement, time is of the essence.

Section 11.12 Publicity. Prior to Closing, CSB, the Target, ASFG and ASB agree to communicate with each other and cooperate with each other prior to any public disclosure of this transaction. CSB, the Target and ASB agree that no public release or announcement concerning the terms of the transactions contemplated by this Agreement shall be issued by any party without the prior consent of the other parties, except as such release or announcement may be required by law or any agreement to which any party is subject, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release announcement in advance of such issuance.

Section 11.13 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

Section 11.14 Expenses. Each of the parties to this Agreement will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, ASFG, ASB, CSB and the Target have caused this Agreement to be executed as of the date first above written.

“ASB:”

ATLANTIC SOUTHERN FINANCIAL GROUP, INC., a Georgia corporation

By:	/s/ Mark Stevens
Mark A. Stevens
Title:	President and Chief Executive Officer

ATLANTIC SOUTHERN BANK, a Georgia state bank

By:	/s/ Mark Stevens
Mark A. Stevens
Title:	President and Chief Executive Officer

“TARGET:”

CENTERSTATE BANKS OF FLORIDA, INC., a Florida corporation

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
Chairman, President and Chief Executive Officer

CENTERSTATE BANK MID FLORIDA, a Florida state bank

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
Chairman